Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

SOUTHWESTERN ENERGY PRODUCTION COMPANY
AND SEECO, Inc.

Vendor # 333487
Agreement # 333487-001

# COMMERCIAL OILFIELD SERVICES AGREEMENT

THIS AGREEMENT CONTAINS PROVISIONS RELATING TO ALLOCATION OF RISK, INCLUDING, BUT NOT LIMITED TO, INDEMNITY, RELEASE OF LIABILITY, AND INSURANCE REQUIREMENTS

This Commercial Oilfield Services Agreement ("Agreement"), effective as of the 29th day of June 2009, is entered into by and between Southwestern Energy Production Company and SEECO, Inc. (each individually a "Party" and collectively the "Company"), whose address is 2350 N. Sam Houston Parkway East, Suite 125, Houston, Texas 77032, and Ecosphere Energy Services, Inc. (hereinafter "Contractor" or "Party", and collectively with Company as "Parties"), whose address is 3515 SE Lionel Terrace, Stuart, Florida 34997.

Among other activities, Company is engaged in the exploration, development, and production of oil, gas, and other minerals. Company desires to employ Contractor from time to time to provide certain services ("Work"), offered by Contractor.

In consideration of the compensation provided in this Agreement and the other promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. WORK

1.1 This Agreement shall govern, control, and apply to all Work provided by Contractor at the written request of Company, except for specific services such as extra-hazardous, unique or integrated solutions for which the Parties may enter into one or more separate written agreements.

1.2 Company shall not be obligated to call upon Contractor for the performance of any Work and Contractor shall not be obligated to accept any Work. Work requested by Company shall be written and shall address, at a minimum, the specification of services as well as the scope of Work, location, schedule, any Company furnished items, and Contractor's compensation. Requests for Work upon issuance by Company are non-binding negotiable offers and become binding after Company and Contractor have agreed by execution thereof ("Work Request"). The executed Work Request shall be subject to, governed by, and incorporate by reference the provisions of this Agreement. The designation of Work to be performed and the cessation of Work, except as provided in Paragraph 20.4(b), shall be at the sole discretion of Company, subject to the terms of any Work Request. Company may continue to execute Contractor's field tickets or job tickets for orders specific to the Work with the express understanding that any terms and conditions on such documents that would modify the terms of this Agreement or the Work Request are void and of no effect.

1.3 Except as otherwise agreed in writing by the Parties, Contractor, at its own cost and expense, shall provide the necessary labor, services, supervision, insurance, transportation, equipment, machinery, repairs, consumable materials and supplies, tools and appliances, including but not limited to safety appliances and personal protective equipment appropriate to the performance of Work.

1.4 The Parties agree that Contractor's materials, equipment, and supplies used by Contractor in the performance of Work (the "Equipment") shall be brought to the Work site in good working order, kept in good repair and shall, except as otherwise provided herein or as agreed in writing by the Parties, remain in Contractor's sole care, custody, operation, and control at all times.

1.5 Contractor and its subcontractors shall be experienced, skilled and qualified in their tasks and their work shall be in accordance with good oilfield servicing practices and in compliance with applicable governmental statutes, rules, regulations and orders. Contractor shall promptly remove from the work site any employees of Contractor or any of its subcontractors who prove to not meet the aforementioned standards and Contractor shall, at its sole cost and expense, replace those employees with ones that are properly experienced and qualified.

2. TERM

This Agreement is effective as of the date first written above and shall remain in effect until terminated by either Party, subject to provisions provided for herein.

3. BASIS OF COMPENSATION

3.1 Subject to all of the other provisions of this Agreement, Company agrees to pay Contractor in accordance with the prices, inclusive of customary discounts, stated in Contractor's most recently published price list provided to Company at the time the Work is authorized, unless the Parties have negotiated a different price in the Work Request or Company has accepted a bid from Contractor for Work. All prices of Contractor are exclusive of any federal, state or municipal taxes which may be imposed on any services performed. Company agrees to pay such taxes in addition to the prices in Contractor's Price List.

3.2 When a rate is on a daily basis, the Parties shall agree on the number of hours that shall constitute a day. When less than a full day is worked, Contractor shall be paid only that proportionate part of the rate per day which the number of hours worked bears to the number of hours agreed to constitute a day or a daily minimum (if agreed to in advance). All time for which payment is due Contractor shall be the actual time for which pay is due, computed to the nearest one-half hour.

3.3 Should Company request Contractor to provide equipment, materials, supplies or services of third party vendors or suppliers, Company shall reimburse Contractor for the cost of such items as determined and agreed in advance by the Parties in writing.

3.4 If Company agrees to pay for travel time, Contractor shall identify the time on its invoices separately from other time billed. Otherwise, Work shall be considered to commence each day only when actual Work is commenced on location and to cease each day when Work ceases on location.

4. INVOICES AND PAYMENT

4.1 Invoicing

Contractor shall submit itemized invoices to the Company via Digital Oilfield in Electronic Data Interchange ("EDI"), Extensible Markup Language ("XML") or Comma-separated Values format or using Digital Oilfield supplier user interface utilizing File Transporter Protocol. Promptly upon execution of this Agreement Contractor shall submit to Company the form attached hereto as Exhibit B and the Company will promptly pass such completed form on to Digital Oilfield in order to commence Contractor's set up on Digital Oilfield. Invoices shall only be submitted after the invoiced Work is completed. Each invoice shall bear Contractor's invoice number, invoice date, location of Work, Company's contract number, or other information as requested by Company's designated representative, and if appropriate, itemized reimbursable expenses (including third party charges). Separate invoices should be submitted for each project, unless otherwise instructed by Company. Any supporting Work must be approved by Company's designated representative prior to submitting the invoice.

4.2 Payment Address

Payment of Contractor's invoices shall be sent to the physical address or the account number or other bank address shown on Contractor's invoice.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

4.3 Payment Time

Company agrees to pay undisputed amounts of invoices within [redacted] days after the date submitted in accordance herewith.

4.4 Disputed Amounts

[redacted]

4.5 Delivery Tickets

For any materials or supplies delivered to location for Company's account or furnished by vendors for which Company is obligated to reimburse Contractor, delivery tickets shall be attached to and become part of Contractor's invoice for Work performed. The quantity, description, and condition of materials and supplies so furnished shall be verified and checked by Contractor, and such delivery shall be properly certified as to receipt by Contractor's Representative.

4.6 Delivery of Equipment, Materials or Supplies

Delivery of any equipment, materials or supplies hereunder shall be F.O.B. Company's Premises (as defined in Paragraph 19.1(b) below) or work site, except as more specifically described in the applicable Work Request.

4.7 Payments Subject to Audit

Payment of any invoice shall not prejudice the right of Company to question the propriety of any charges therein. All payments shall be on account only and are subject to adjustment after audit.

4.8 Company's Obligations

Company will have no direct or indirect obligation to pay, reimburse or otherwise bear any rates, taxes, fees, costs, expenses or other charges or amounts whatsoever, except as agreed to in this Agreement or in advance by written authorization.

4.9 Attorney's Fees

If any action at law or in equity, including an action for declaratory relief and collection of any account, is brought to enforce or interpret the provisions of this Agreement, the prevailing Party shall be entitled to recover reasonable attorney's fees from the other Party, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.

5. WARRANTIES

5.1 Intentionally Omitted

5.2 Warranty of Services

Contractor shall perform all Work in a good and workmanlike manner and in strict conformity with the specifications and requirements listed in the applicable Work Request, generally accepted professional standards, and all applicable laws, rules and regulations. Any portion of the Work found defective or unsuitable shall be immediately corrected by Contractor without additional cost or risk to Company and without prejudice to any other remedy of Company provided hereunder.

6. INDEPENDENT CONTRACTOR

In performing the Work, Contractor shall act at all times as an independent contractor and shall not make any commitment or incur any charge or expense in the name of Company. Contractor expressly agrees, acknowledges and stipulates that neither this Agreement nor the performance of its obligations or duties hereunder shall ever result in Contractor, or anyone employed by Contractor, being: (1) an employee, agent, servant or representative of Company; or (2) entitled to any benefits from Company, including without limitation, pension, profit sharing or accident insurance, or health, medical, life or disability insurance benefits or coverage, to which employees of Company may be entitled. The sole and only compensation or benefit of any nature to which Contractor shall be entitled are the payments provided for herein. Company shall have no direction or control of Contractor or its employees and agents except in the results to be obtained. The actual performance and superintendence of all Work shall be by Contractor, but Work shall meet the approval of Company.

7. INTENTIONALLY OMITTED

8. AUDITS

Company, or its designated representative, shall have the right to inspect and audit Contractor's books, records and all associated documents to ensure compliance with the terms and conditions of this Agreement. Contractor agrees to maintain and cause its subcontractors, if any, to maintain such books, records and associated documents for a period of three (3) years from the end of the calendar year in which such costs were invoiced and to make such books, records, and associated documents available to Company at all reasonable times within such period and for so long thereafter as any dispute remains unresolved. Company may photocopy or reproduce any such books, records, and associated documents.

9. ACCESS TO LOCATION

9.1 Ingress and Egress

Company shall secure for Contractor rights of ingress and egress to the site on which Work is performed. Company shall advise Contractor of any known limitations or restrictions affecting ingress and egress, and Contractor shall abide by and shall have its employees, agents and subcontractors abide by such limitations or restrictions.

9.2 Unauthorized Persons on Work Sites

Contractor shall endeavor to prevent unauthorized persons from entering a Work site. Only Contractor's and its authorized subcontractors, employees and persons authorized by Company or governmental agencies will be permitted to enter any site where Work is to be performed.

9.3 Company's Access

Company or its representatives shall have unlimited access to the site.

10. REPORTS TO BE FURNISHED BY CONTRACTOR

Contractor shall keep and furnish to Company the following data and any additional data specifically requested by Company.

10.1 Contractor shall report, as soon as practicable, all accidents or occurrences resulting in personal injury (including bodily injury) or property damage arising out of or during the performance of Work, and shall furnish Company with written documents, including copies of all non-privileged reports made by Contractor to Contractor's insurer or to others, including any governmental authority or agency of such accidents and occurrences at the same time such documents and reports are given or made to such Parties.

10.2 To the extent required by law, Contractor shall report to the appropriate state, federal or local agency or agencies any spill or discharge of a hazardous, extremely hazardous or toxic substance or other pollutant within the time provided by applicable laws, rules, codes or regulations of any federal, state or local agency or

agencies. Contractor shall notify Company immediately of any such spill or discharge and provide copies of any written reports filed with said agencies. Company and Contractor shall cooperate in good faith with any investigation of any such spill or discharge.

10.3 Contractor shall provide copies of all non-privileged reports that Contractor files with any insurance companies, federal, state or local agency pertaining to Work performed under this Agreement.

10.4 Contractor shall promptly notify Company upon discovery of any instance where Contractor fails to comply with the provisions of this Agreement, or where Contractor has reason to believe data supplied by Contractor is no longer accurate or complete.

11. INDEMNIFICATION

11.1 "Contractor Group" shall mean and include, individually or in any combination, Contractor, its parent company, Affiliates, subsidiaries, contractors, subcontractors, agents, representatives, and each of their respective officers, directors, owners, and employees. "Company Group" shall mean and include, individually or in any combination, the Company, its parent company, Affiliates, subsidiaries, co-owners, co-lessees, joint interest owners, contractors, subcontractors, agents, representatives, and each of their respective officers, directors, owners, and employees. "Affiliates" as used herein shall mean any corporation, limited liability company, partnership, joint venture, division or other legal entity, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with (as determined by a greater than 50% interest in an entity) either Contractor or Company, respectively. "Claims" shall include, without limitation, any and all claims, losses, damages (including, without limitation, punitive damages), causes of action, fines, penalties, enforcement proceedings, suits, and liabilities of every kind (including interest and all expenses of litigation, court costs, and reasonable attorneys' fees), whether arising in tort, contract, strict liability, under statute, or of any other character whatsoever.

11.2 COMPANY SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL CLAIMS BROUGHT BY OR ON BEHALF OF ANY MEMBER OF COMPANY GROUP ARISING OUT OF OR IN CONNECTION WITH LOSS OR DAMAGE TO REAL OR PERSONAL PROPERTY OF ANY MEMBER OF COMPANY GROUP [redacted] OR THE PERSONAL INJURY, BODILY INJURY, ILLNESS, OR DEATH SUFFERED BY ANY MEMBER(S) OF COMPANY GROUP [redacted] ARISING OUT OF, RESULTING FROM OR ATTRIBUTABLE [redacted] OR THE UNSEAWORTHINESS OF ANY VESSEL.

11.3 CONTRACTOR SHALL RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS COMPANY GROUP FROM AND AGAINST ANY AND ALL CLAIMS BROUGHT BY OR ON BEHALF OF ANY MEMBER OF CONTRACTOR GROUP ARISING OUT OF OR IN CONNECTION WITH LOSS OR DAMAGE TO REAL OR PERSONAL PROPERTY OF ANY MEMBER OF CONTRACTOR GROUP OR ANY INVITEES OF CONTRACTOR GROUP OR THE PERSONAL INJURY, BODILY INJURY, ILLNESS, OR DEATH SUFFERED BY ANY MEMBER(S) OF CONTRACTOR GROUP OR ANY SUCH INVITEES ARISING OUT OF, RESULTING FROM OR ATTRIBUTABLE TO [redacted] OR THE UNSEAWORTHINESS OF ANY VESSEL.

11.4 SUBJECT TO THE FOREGOING PARAGRAPHS, EACH PARTY SHALL BE RESPONSIBLE FOR AND SHALL RELEASE, PROTECT, INDEMNIFY, DEFEND (INCLUDING PAYMENT OF REASONABLE ATTORNEY'S FEES AND COSTS OF LITIGATION) AND HOLD HARMLESS THE OTHER PARTY (AND ALL MEMBERS OF SUCH PARTY'S GROUP) FROM AND AGAINST ANY AND ALL CLAIMS ARISING IN CONNECTION HEREWITH IN FAVOR OF THIRD PARTIES ON ACCOUNT OF PERSONAL INJURY, BODILY INJURY, ILLNESS, OR DEATH OR DAMAGE TO OR LOSS OF PROPERTY TO THE EXTENT OF EACH PARTY'S OWN RESPECTIVE LEGAL LIABILITY.

11.5 COMPANY AGREES THAT THE DEFENSE AND INDEMNITY OBLIGATIONS OF COMPANY SPECIFIED IN SECTION 11.2 EXTEND TO THE WRITTEN CONTRACTUAL OBLIGATIONS OF CONTRACTOR TO DEFEND AND INDEMNIFY MEMBERS OF CONTRACTOR GROUP FROM CLAIMS BROUGHT AGAINST SUCH MEMBERS OF THE CONTRACTOR GROUP BY OR ON BEHALF OF MEMBERS OF THE COMPANY GROUP ALLEGING OR ARISING OUT OF OR IN CONNECTION WITH THE BODILY INJURY OR DEATH OR PROPERTY DAMAGE OF ANY MEMBER OF THE COMPANY GROUP ARISING OUT OF, RESULTING FROM OR ATTRIBUTABLE TO ANY OPERATIONS HEREUNDER.

11.6 CONTRACTOR AGREES THAT THE DEFENSE AND INDEMNITY OBLIGATIONS OF CONTRACTOR SPECIFIED IN SECTION 11.3 EXTEND TO THE WRITTEN CONTRACTUAL OBLIGATIONS OF COMPANY TO DEFEND AND INDEMNIFY MEMBERS OF COMPANY GROUP FROM CLAIMS BROUGHT AGAINST SUCH MEMBERS OF THE COMPANY GROUP BY OR ON BEHALF OF MEMBERS OF THE CONTRACTOR GROUP ALLEGING OR ARISING OUT OF OR IN CONNECTION WITH THE BODILY INJURY OR DEATH OR PROPERTY DAMAGE OF ANY MEMBER OF THE CONTRACTOR GROUP ARISING OUT OF, RESULTING FROM OR ATTRIBUTABLE TO ANY OPERATIONS HEREUNDER.

11.7 For the purpose of satisfying the provisions of Chapter 127 of the Texas Civil Practice and Remedies Code, Company and Contractor each agree that in order to support their respective contractual indemnity obligations as provided herein, each shall carry and maintain for the benefit of the other party as indemnitee liability insurance of the types and in the equal amounts set out in Exhibit "A" attached hereto. Upon request, a Party shall furnish to the requesting Party evidence that such insurance has been obtained.

11.8 In all cases where Contractor's employees (defined to include Contractor's direct, borrowed, special, or statutory employees) are covered by the Louisiana Workers' Compensation Act, LA R.S. 23:1021 *et seq.*, Company and Contractor agree that all Work and operations performed by Contractor and its employees pursuant to this Agreement are an integral part of and are essential to the ability of Company to generate Company's goods, products and services for purposes of LA R.S. 23:1061 (A)(1). Furthermore, Company and Contractor agree that Company is the statutory employer of Contractor's employees for purposes of LA R.S. 23:1061 (A)(3). Irrespective of Company's status as the statutory employer or special employer (as defined in LA R.A. 23:1031 (C)) of Contractor's employees, Contractor shall remain primarily responsible for the payment of Louisiana Workers' Compensation benefits to its employees, and shall not be entitled to seek contribution for any such payments from Company.

11.9 Indemnity for Pollution Damage and Well Control

I. CONTRACTOR SHALL ASSUME FULL RESPONSIBILITY FOR AND SHALL PROTECT, DEFEND, INDEMNIFY,AND HOLD HARMLESS COMPANY GROUP FROM AND AGAINST ANY AND ALL CLAIMS FOR POLLUTION OR CONTAMINATION, INCLUDING CONTROL AND REMOVAL THEREOF, ORIGINATING ON OR ABOVE THE SURFACE OF THE LAND OR WATER FROM SPILLS, LEAKS, OR DISCHARGES OF FUEL LUBRICANTS, MOTOR OILS, PIPE DOPE, PAINTS, SOLVENTS, BALLAST, BILGE, SLUDGE, GARBAGE, OR ANY OTHER LIQUID OR SOLID ARISING FROM CONTRACTOR'S EQUIPMENT AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF INCLUDING THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY MEMBER OF COMPANY GROUP. CONTRACTOR SHALL PROCURE AND MAINTAIN, AT ITS OWN EXPENSE, INSURANCE COVERAGE OF THE TYPES AND WITH LIMITS ACCEPTABLE TO COMPANY TO COVER THE OBLIGATIONS ASSUMED IN THIS PARAGRAPH. CONTRACTOR SHALL PROVIDE COMPANY WITH EVIDENCE CONFIRMING THE EXISTENCE OF SUCH COVERAGE PRIOR TO BEGINNING ANY WORK UNDER THIS AGREEMENT.

II. COMPANY SHALL ASSUME FULL RESPONSIBILITY FOR AND SHALL PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL CLAIMS FOR POLLUTION OR CONTAMINATION, INCLUDING CONTROL AND REMOVAL THEREOF, ORIGINATING BELOW THE ROTARY TABLE OR UNDER THE SURFACE OF THE LAND OR WATER HEREUNDER, INCLUDING BUT NOT LIMITED TO THAT WHICH MAY RESULT FROM WELL FIRE, BLOWOUT, CRATERING, SEEPAGE, OR ANY OTHER UNCONTROLLED FLOW OF OIL, GAS, WATER, OR OTHER SUBSTANCE, AND WITHOUT REGARD TO THE CAUSE OR CAUSES THEREOF INCLUDING

THE SOLE, CONCURRENT, ACTIVE OR PASSIVE NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANY MEMBER OF CONTRACTOR GROUP.

III. Initiation of cleanup operations or waste disposal by either Party shall not be an admission or assumption of liability by the initiating Party.

~~11.10 Intentionally Omitted~~

11.11 Indemnity for Infringement of Patent Rights

CONTRACTOR SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS COMPANY GROUP AGAINST ANY AND ALL CLAIMS ARISING OUT OF OR RELATED TO ANY CLAIM OR SUIT FOR MISAPPROPRIATION OF TRADE SECRET OR FOR PATENT, COPYRIGHT, OR OTHER PROPRIETARY RIGHT INFRINGEMENT [redacted] Contractor shall not, however, hold Company harmless against claims or suits for such infringement when the alleged infringement occurred as a result of the use by Contractor of [redacted] which was specifically requested IN WRITING to be used by Company. Company shall promptly notify Contractor of any such claim or suit and afford Contractor an opportunity at Contractor's expense to undertake the defense of any such suit, and Company agrees to cooperate fully and completely with Contractor in providing information, documentation, and fact witnesses relevant to such claim or suit. If Contractor refuses or fails to defend such suit, Contractor shall reimburse Company in full for Company's costs and expenses in the defense of such suit including attorneys' fees. Contractor shall pay promptly any judgments or decrees which may be entered against Company in such suit, and in event of the grant of injunctive relief, the remedies set forth in Paragraph 5.1 shall control.

11.12 Indemnity For Non-Payment of Contractor's Obligations

CONTRACTOR SHALL PROTECT, INDEMNIFY, DEFEND AND HOLD HARMLESS COMPANY GROUP FROM AND AGAINST ANY AND ALL CLAIMS, LIENS, ENCUMBRANCES AND EXPENSES OF ANY NATURE:

a. RESULTING FROM FAILURE OF CONTRACTOR OR ITS SUBCONTRACTOR(S) TO PAY ITS PERSONNEL FOR ALL BENEFITS AND OTHER EXPENSES APPERTAINING TO THEM, INCLUDING ALL WAGES, SOCIAL SECURITY BENEFITS, INDEMNITIES, COMPENSATION AND FRINGE BENEFITS OF WHATEVER NATURE REQUIRED BY CONTRACT WITH THEM OR BY APPROPRIATE GOVERNMENTAL BODIES OR AGENCIES.

b. RESULTING FROM CONTRACTOR'S OR ITS SUBCONTRACTOR'S FAILURE TO PAY FOR ANY AND ALL EQUIPMENT, MATERIALS, SUPPLIES OR SUBCONTRACTED SERVICES ORDERED, USED OR OTHERWISE INCURRED BY OR FOR CONTRACTOR OR ITS SUBCONTRACTOR(S) IN CONNECTION WITH WORK OR INCIDENTAL THERETO.

11.13 Indemnity for Non-Payment of Taxes

EXCEPT AS PROVIDED IN PARAGRAPH 3.1, CONTRACTOR SHALL PROTECT, DEFEND, INDEMNIFY, AND HOLD HARMLESS COMPANY GROUP FROM ANY AND ALL CLAIMS FOR INCOME, EXCESS PROFITS, AND OTHER TAXES ASSESSED OR LEVIED BY ANY COUNTRY, STATE OR ANY POLITICAL SUBDIVISION THEREOF HAVING JURISDICTION OVER WORK OR AGAINST COMPANY FOR OR ON ACCOUNT OF ANY PAYMENT MADE OR EARNED BY CONTRACTOR HEREUNDER. FURTHER, CONTRACTOR SHALL PROTECT, DEFEND, INDEMNIFY AND HOLD HARMLESS COMPANY GROUP FROM ANY AND ALL TAXES ASSESSED OR LEVIED AGAINST OR ON ACCOUNT OF WAGES, SALARIES OR OTHER BENEFITS PAID TO CONTRACTOR'S PERSONNEL OR EMPLOYEES OF ITS SUBCONTRACTORS AND ALL TAXES, LICENSES OR FEES (INCLUDING PENALTIES AND INTEREST, IF ANY) ASSESSED OR LEVIED AGAINST OR ON ACCOUNT OF ANY PROPERTY OR EQUIPMENT OF CONTRACTOR.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

11.14 Affirmative Rights

The terms and conditions of Paragraph 11 or any other obligations in this Agreement shall be applicable only between Company and Contractor, and to the extent applicable Company Group and Contractor Group, and do not create any affirmative rights in any other third parties or governments.

~~11.15 Mutual Indemnity Obligation and Rights~~

The duty to defend set forth in Paragraph 11 shall include, but not be limited to, payment of all costs, attorney's fees, court costs and any other reasonable expenses associated with claims, demands or causes of action to which Paragraph 11 of this Agreement is applicable. Each party shall have the right, at its option, to participate at its own expense in the defense of any suit without releasing the other party from any indemnity obligation under this Paragraph 11.

12. INSURANCE

See Exhibit "A" attached hereto.

13. LIMITATION OF LIABILITY

[redacted]

14. TAXES AND CLAIMS

14.1 Contractor agrees to timely pay all taxes, licenses, and fees levied or assessed on Contractor, in connection with or incident to the performance of this Agreement, by any governmental agency for unemployment compensation insurance, old age benefits, social security, or any other taxes upon the wages or salaries paid by Contractor, its subcontractor(s), agents, employees and representatives. Contractor agrees to require the same agreement and be liable for any breach of such agreements by any of its subcontractors.

14.2 Contractor agrees to reimburse Company on demand for all such taxes or governmental charges, state, federal or tribal, which Company may be required to pay on account of employees of Contractor or its subcontractors, and upon request by Contractor, Company will supply Contractor with official receipts for all taxes, fees, licenses and charges paid on Contractor's behalf. Contractor agrees to furnish Company with the information required to enable Company to make the necessary reports and to pay such taxes or charges.

14.3 Contractor agrees to pay all claims for labor, materials, services, and supplies furnished by Contractor hereunder and agrees to allow no third party lien or charge to be fixed upon the lease, the well or the land on which the well is to be drilled or on which Work is to be performed, production from the lease, or any other property of Company. In the event a lien, attachment or other encumbrance is filed as a result of Contractor's failure to pay for labor, materials, services or supplies, Contractor shall discharge or cause to be discharged at once or bond or otherwise secure Company's property and/or Work against all liens and/or attachments (including, but not limited to mechanic's and materialmen's liens or attachments or similar legal process associated with claims brought by subcontractors, vendors, suppliers, workmen, laborers, mechanics, providers of materials, machinery, or fixtures, haulers, artisans, etc.) that are filed in connection with Work. If Contractor shall fail or refuse to pay any claim or indebtedness incurred by Contractor in connection with Work, it is agreed that Company shall have the right to pay any such claims or indebtedness out of any money due or to become due Contractor under this Agreement. No assignment or transfer by Contractor of rights to monies due Contractor hereunder shall have any force or effect as far as Company's rights are concerned until all such claims and indebtedness incurred by Contractor shall have been completely liquidated and discharged.

14.4 Before payments are made by Company to Contractor, Company may require Contractor to furnish proof in a form satisfactory to Company that there are no unsatisfied claims for labor, materials, equipment and supplies.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

14.5 Unless Company issues Contractor a sales and use tax exemption certificate, any applicable sales or use taxes imposed by a taxing jurisdiction(s) in connection with or incident to Work will be collected by Contractor and remitted to the appropriate taxing jurisdiction(s). Any sales or use tax to be collected and remitted by Contractor will be separately stated on all invoices.

15. LAWS, RULES, AND REGULATIONS; SEVERABILITY

15.1 The Parties agree to comply with all federal, state, or local law, rules, regulations or codes which are now or may become applicable to the Work, the performance of the Work, or any work product resulting from or attributable to the Work or otherwise covered by this Agreement.

15.2 In the event any provision of this Agreement is inconsistent with or contrary to any applicable federal, state, or local law, rule, or regulation, that provision shall be deemed to be modified to the extent required to comply with such law, rule or regulation, and as so modified that provision and this Agreement shall continue in full force and effect. In the event it is deemed impossible to modify such provision so as to comply with such law, rule or regulation, then this Agreement shall be construed as if such provision had never been contained herein.

15.3 In the event any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

16. CONFIDENTIALITY

16.1 Contractor agrees to hold in confidence, and not to disclose to third parties or use for any purpose other than performance of the Work, all or any part of the information (including the location and type of services performed), maps, data, plans, reports, manuscripts, procedures, schedules, drawings, specifications, results, models, computer programs or any work product resulting from or attributable to the Work which is (i) received or ascertained by Contractor, directly or indirectly, from Company, its licensors or other contractors, or any member or members of the project for which the Work is performed; or (ii) originated or otherwise acquired by Contractor, its employees, representatives, or subcontractors, in connection with, as a result of, or incident to performance of the Work ("Information"). Contractor shall ensure and be responsible for the compliance of any of its employees, subcontractors, or suppliers who will be engaged in the performance of the Work or may be exposed to Information with the provisions of Paragraphs 16 and 17 of this Agreement. Nothing herein contained shall preclude Contractor from providing Information to any federal, state or local agency or agencies to the extent Contractor is required to do so by applicable laws, rules, codes or regulation of any federal, state or local agency or agencies.

16.2 Contractor shall not use Company's name or the name of any Company Affiliate (as defined in Paragraph 11.1 above), or its or their logos or trademarks, in any promotional material or make any publicity release regarding the Work hereunder or Information without first obtaining the written permission of Company.

16.3 Contractor agrees to comply with all the laws and regulations governing the export of goods and Information from the United States.

16.4 The obligations of this Paragraph 16 of the Agreement shall not be affected by any other warranty, limitation, or indemnification provision of this Agreement.

17. INTELLECTUAL PROPERTY

[redacted]

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

[redacted]

18. CONFLICT OF INTEREST

Contractor shall make all reasonable efforts to prevent occurrences of and eliminate conditions which could result in a conflict with the best interest of Company. Contractor shall make all reasonable efforts to prevent conflicts of interest from arising out of relationships between agents or employees of Contractor and agents or employees of Company. Contractor's efforts shall include the establishment of precautions to prevent Contractor's agents and employees from giving or receiving gifts or entertainment, other than an ordinary social amenity, or making any payments, loans or other consideration for the purpose of procuring business or inducing any person to act contrary to the best interest of Company. Contractor will document expenses for gifts, entertainment or other amenities provided to Owner's agents, representatives and employees. Contractor shall immediately contact Company's Senior Legal Counsel in the event any employee or agent of Company advertently or inadvertently creates a situation or circumstance that could result in a potential conflict of interest.

19. DRUGS, DEADLY WEAPONS AND SEARCHES

19.1 Contractor shall abide by and help enforce among its employees' Company's following policy regarding drugs, deadly weapons and alcohol:

a. Using, possessing, or being under the influence of alcoholic beverages, illegal drugs, narcotics, or other controlled substances, and unauthorized drugs for which a person does not have a current prescription, while on Company's Premises, is prohibited. Possession of deadly weapons or explosives while on Company's Premises is prohibited.

b. The term "Company's Premises" is used in its broadest sense to include all Work locations, sites, buildings, structures and all other facilities owned or controlled by Company or one of its Affiliates or otherwise being utilized for Company's business.

c. To ensure compliance with this policy, Company may conduct unannounced periodic inspections of all individuals and their personal effects while on Company's Premises.

d. Violation of the Company policy or refusal to submit to an inspection will be cause for immediate removal from Company's Premises.

19.2 Contractor shall, at its own cost, comply with all applicable Department of Transportation ("D.O.T.") regulations regarding drug testing of its employees and agents, and of its subcontractors' employees and agents, who perform operation, maintenance and emergency response functions at regulated pipeline facilities or as truck drivers, if required by 49 C.F.R. Parts 40, 192, 193, 195, 199, 391 and 394. Contractor shall comply with Company's requirements for verifying compliance with the current and any future applicable D.O.T. regulations

20. SAFETY AND HEALTH POLICY

20.1 Contractor shall provide continuous adequate protection of the Work and any work product resulting therefrom or attributable thereto, and shall take all necessary precautions to keep and maintain the workplace free from recognized hazards which are likely to cause death, illness or injury to persons or damage to property. Contractor shall comply and cause Contractor's employees, agents and others under Contractor's control entering upon Company's Premises in the performance of the Work or in connection therewith to comply with all applicable safety, health, and environmental rules of Company (as contained in the most current edition of Southwestern Energy Company's Health, Safety & Environmental Handbook), together with all applicable provisions of federal, state or local safety, health, and environmental laws, rules, regulations or orders. This provision will not require Company to police Contractor's compliance with any safety, health, and environmental

rules, laws, regulations or orders and shall not impose any obligation on the part of Company under such rules, laws, regulations or orders. Nothing contained in this Paragraph 20 shall be interpreted as enlarging the legal duty of Company to Contractor or Contractor's agents, employees, and others under Contractor's control, and vice versa, or altering the status of Contractor as set forth in this Agreement.

20.2 Contractor shall not commence Work if Contractor has not familiarized itself with Company's safety, health and ~~environmental rules. In addition, Contractor must have all required safety equipment prior to commencement of~~ Work. Company shall be under no obligation to pay Contractor any amount when Contractor's employee(s) or subcontractor(s) is not permitted to perform Work due to lack of safety equipment. Additionally, Contractor shall be liable to Company for any incremental costs incurred (e.g., extra logistics costs) if immediate removal of Contractor's employee(s) or subcontractor(s) is required or Work is delayed due to Contractor's failure to meet all safety requirements.

20.3 Both Contractor and Company agree that Subparagraphs 20.1 and 20.2 in this Paragraph 20 are of the highest importance. A breach or violation of any of the terms of Paragraphs 19 or 20 of this Agreement by Contractor will be considered to be a material and substantial breach of this Agreement. If Contractor fails to promptly cure said breach or violation or to otherwise comply with Paragraph 19 or 20 of this Agreement, Company may seek removal of Contractor as provided in this Agreement and may take any other action permitted under law or by the terms of this Agreement, including its termination.

20.4 a. Contractor agrees to observe and abide by all Company's reasonable safety regulations while Work is being performed.

b. Contractor reserves the right to suspend the performance of Work if, in Contractor's sole opinion, unsafe conditions exist or if operations requested by Company are deemed to be unsafe. Contractor will promptly notify Company of such unsafe conditions.

c. Contractor shall use all reasonable means to control and prevent fires and blowouts and to protect the wells and other property owned or controlled by Company.

20.5 Notwithstanding anything contained in this Agreement, Contractor shall have sole responsibility for the safety of its employees, subcontractors, agents and representatives, as well as their performance in accordance with appropriate safety practices. Company has no responsibility for the abatement of any condition, hazard or practice which poses any actual or potential safety or health risk to any employee, agent, or representative of Contractor or its subcontractors. Company has no duty to supervise the work of or to provide a safe place to work for the employees, agents or representatives of Contractor or its subcontractors.

## 21. NON-DISCRIMINATION IN EMPLOYMENT

During the performance of Work hereunder, Contractor agrees to comply with federal, state and local laws, rules and regulations applicable to Contractor's operations hereunder, and the non-discrimination and affirmative action provisions of Executive Orders 11246, 11375, 11141, 11598 and 11758, all as amended, and Section 503 of the Rehabilitation Act of 1973 and Section 402 of the Vietnam Era Veterans Readjustment Act of 1974, together with all pertinent regulations issued thereunder, which Acts and Orders are fully incorporated herein by reference.

## 22. HARASSMENT

Company policy prohibits harassment on any basis including sex, race, national origin, ethnicity, religion, disability, age, or color. Harassment includes unwelcome sexual advances, requests for sexual favors, and any other verbal or physical conduct of a sexual nature or any other insulting, ridiculing, offensive or intimidating conduct, whenever such conduct interferes with an employee's work performance or creates an intimidating, hostile, or offensive working environment. Contractor shall ensure that any subcontractors and its and their employees abide by this policy. Any individual who engages in harassment is subject to immediate removal from Company's Premises.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

23. INTENTIONALLY OMITTED

24. ASSIGNMENT AND SUBCONTRACTORS

Neither party shall assign this Agreement without the other party's prior written consent, and any such attempted assignment without such prior written consent shall be void; provided that either may assign this Agreement to any affiliate so long as such affiliate assumes the obligations of the assigning party hereunder and the assigning party gives the other party notice of such assignment and assumption. Contractor shall not subcontract any part of this Agreement without Company's prior written consent. If any part of the Work is subcontracted, Contractor shall notify Company in writing of all proposed subcontracts, prior to execution, and shall furnish, at Company's request, copies of executed subcontracts. Contractor shall have a written contract in place for each approved subcontractor prior to such subcontractor performing any of the Work. Contractor shall assume full responsibility for the acts or omissions of Contractor's subcontractors. All of Contractor's subcontracts, if any, for performance of Work hereunder shall contain terms and conditions substantially similar to those contained in this Agreement, which protect and do not restrict Company's rights as set forth in this Agreement.

25. PARTIES BOUND

Subject to the provisions of Paragraph 24 above, this Agreement shall be binding upon and inure to the benefit of the parties hereto (and Company Group and Contractor Group, as applicable) and their respective successors and assigns, but shall otherwise not create rights in persons not signatories hereto.

26. FORCE MAJEURE

Except for the duty to make payments, neither Party shall be liable to the other for any failure to perform any of its obligations hereunder to the extent performance is prevented due to Force Majeure. For the purposes of this Agreement, Force Majeure shall mean causes that are beyond the reasonable control and without the fault or negligence of the Party claiming Force Majeure and that could not have been avoided or prevented by reasonable foresight, planning or implementation of the Party claiming Force Majeure. Such causes shall include but not be limited to acts of God, war (declared or undeclared), acts of terrorism, insurrections, hostilities, strikes or lockouts (other than strikes by or lockouts of such Party's employees, which strikes or lockouts shall be deemed not to be Force Majeure events), riots, fire, storm and interference or hindrance by any governmental authority. In case of a Force Majeure condition, the party claiming Force Majeure will promptly notify the other party in writing of the particulars of such condition, and will do all things reasonably possible to remove such condition and will resume performance hereunder as soon as such condition is removed.

27. TERMINATION

27.1 Either Company or Contractor may terminate this Agreement for any reason whatsoever, without cause, at any time upon [redacted] days' written notice to the other so long as no Work Requests are then in effect. [redacted] stated in any notice to terminate or suspend the Work. Company's only obligation for terminating or suspending the Work shall be the payment to Contractor of compensation for Work actually and satisfactorily performed hereunder up to date of termination or suspension, plus any mitigated non-cancellable third party costs necessarily incurred by Contractor as a direct result of the termination. [redacted]

27.2 Contractor agrees that the engagement of Contractor pursuant to the terms of this Agreement is contingent upon Contractor complying with the Company policies set forth in Paragraphs 19 and 20 hereof as well as the agreements set forth in Paragraphs 16 and 17 hereof. Failure by Contractor to comply with such policies or agreements may constitute a material breach.

27.3 Company may terminate this Agreement for cause in the event Contractor materially breaches the Agreement, or if Contractor fails or refuses to perform the Work hereunder during circumstances which are within its control,

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

subject to Company giving Contractor [redacted] notice and opportunity to cure prior to any such termination. In such event, Contractor shall be liable to Company for any damages sustained by reason of its material breach or its failure or refusal to perform the Work.

28. SURVIVAL

The Parties agree that, notwithstanding any other provision to the contrary in this Agreement, the obligations imposed by Paragraphs 8 (Audit), 11 (Indemnification), 16 (Confidentiality), and 17 (Intellectual Property) herein shall survive completion of the Work and termination of this Agreement.

29. WAIVER

The waiver by either Party of a breach or violation of any provision of this Agreement shall not be construed as a waiver of any subsequent breach or violation. None of the provisions of this Agreement shall be considered as waived by either Party unless the same is done in writing and signed by the waiving Party or its duly authorized agents or representatives.

30. AMENDMENTS

This Agreement may not be amended, nor any provision hereof waived, except by a written amendment executed with the same formality as this Agreement and executed by duly authorized representatives of the respective Parties.

31. HEADINGS

The headings used in this Agreement are for administrative convenience only and shall be disregarded for the purpose of construing and enforcing this Agreement.

32. GOVERNING LAW

This Agreement and all matters relating to the meaning, validity or enforceability thereof and the performance of Work hereunder shall be governed by the laws of the State of Texas, exclusive of its conflicts of laws provisions. Any suit or proceeding hereunder shall be brought exclusively in the state or federal courts located in Harris County, Texas. Each Party consents to the personal jurisdiction of such courts and waives any objection that such courts are an inconvenient forum.

33. CONFLICTS

In the event of a conflict between the provisions of this Agreement and any attached Exhibits, Work Requests, or any other papers or documents, the provisions of this Agreement shall control; provided, however, that conflicting terms of a duly-executed Work Request or supplement to this Agreement shall control to the extent that the applicable Work Request or supplement expressly states its terms shall control in the event of a conflict.

34. ENTIRE AGREEMENT

This Agreement, any attached Exhibits, and any and all supplements or amendments hereto, including Work Requests, and that certain Confidentiality, Non-Circumvention and Non-Disclosure Agreement that is being executed contemporaneously herewith, constitute the sole and only agreement of the Parties hereto and supersede any prior understandings or written or oral agreements between the Parties respecting the subject matter hereof. No agent, employee or representative of Company has any authority to bind Company to any affirmation, representation or warranty outside of, or in conflict with, the stated terms of this Agreement, and both Parties hereby stipulate that they have not relied upon, and will not rely upon, any such affirmation, representation, or warranty. No additional or contrary terms in any price list, invoice, receipt, field ticket, job ticket or similar document prepared by Contractor, even if signed and accepted by Company, shall modify or add to the terms of this Agreement or create a new agreement.

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

35. NOTICES

35.1 Any notice or communication required or permitted to be given by one Party to the other pursuant to this Agreement shall be in writing and shall be sent by United States registered or certified mail with return receipt requested, by telegram, telex or fax, hand delivered or delivered by courier to the recipient Party at the following address:

| To Company: | To Contractor: |
|---|---|
| SOUTHWESTERN ENERGY PRODUCTION COMPANY & SEECO, INC.<br>[redacted] | ECOSPHERE ENERGY SERVICES, INC.<br><br>3515 SE Lionel Terrace<br>Stuart, Florida 34997<br>Attn: Dennis McGuire<br>Tel: 772-287-4846<br>Fax: 772-781-4778<br>E-mail: dm@ecospheretech.com |

35.2 If notice is sent by telegram, telex or facsimile, it shall be deemed to be received simultaneously with confirmation of receipt of transmission thereof if sent during business hours or at the start of the next business day if sent after business hours. If sent by certified or registered mail, it shall be deemed to have been received by the Party to which it was addressed on the third day after it was mailed.

35.3 The facsimile transmission of any signed document shall be the same as delivery of an original. At the request of either Party, the Parties will confirm facsimile transmitted signatures by signing an original document for delivery between the Parties.

36. EXHIBITS

The following Exhibits are attached hereto and are made a part hereof for all purposes:

a. Exhibit "A" – Insurance Requirements
b. Exhibit "B" – Digital Oilfield Set Up Form

Executed as of the date first stated above.

| SOUTHWESTERN ENERGY PRODUCTION COMPANY & SEECO, INC. | ECOSPHERE ENERGY SERVICES, INC. |
|---|---|
| By: [redacted] | By: *[signature]* |
| Name: [redacted] | Name: Dennis McGuire |
| Title: [redacted] | Title: President |
| Date: [redacted] | Date: July 8, 2009 |

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

EXHIBIT "A"

INSURANCE REQUIREMENTS

TO

COMMERCIAL OILFIELD SERVICES AGREEMENT

DATED JUNE 29, 2009

BETWEEN ECOSPHERE ENERGY SERVICES, INC.

AND SOUTHWESTERN ENERGY PRODUCTION COMPANY AND SEECO, INC.

Each Party agrees to carry and provide the following insurance throughout the entire contract period and to furnish the other Party an executed Certificate of Insurance for the same prior to its execution. If a Party does not carry or fails to maintain insurance as mutually agreed, such Party will be deemed to be self-insured in an amount equal to the amount of insurance carried by the other Party in compliance with this Agreement.

| TYPES OF INSURANCE TO BE CARRIED | MINIMUM REQUIRED | |
|---|---|---|
| | Onshore | Offshore (Not Applicable) |
| 1. EMPLOYER | | |
| Basic Worker's Compensation Policy, endorsed to provide Longshoremen's and Harbor Workers Act coverage, including the Outer Continental Shelf Lands Act. | Statutory Limits | Statutory Limits |
| *Endorsements*<br>Employers Liability<br>Voluntary Compensation<br>Borrowed Servant<br>Admiralty Coverage II<br>Death on the High Seas<br>Jones Act Seaman<br>In Rem | [redacted] | [redacted] |
| 2. COMMERCIAL GENERAL LIABILITY | | |
| *Endorsements*<br>Personal Injury<br>Independent Contractor<br>Premises<br>Product Liability<br>Completed Operations<br>Contractual Liability<br>Property Damage<br>Territory Limits extended to include Gulf of Mexico (if applicable) | [redacted] | [redacted] |

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

3. BUSINESS AUTOMOBILE LIABILITY

*Endorsements*
Owned Vehicles [redacted] [redacted]
Non-Owned Vehicles
Hired Vehicles

4. WATERCRAFT, IF APPLICABLE (Not Applicable)

A. Protection and Indemnity Insurance on SP23 Form or equivalent.

B. Hull and Machinery Insurance to the market value of the vessel or [redacted] whichever is greater, on the American Institute Hull Clause (June 2, 1977) form or its equivalent. The Party obtaining said insurance shall cause such policy(ies) to be endorsed to Waive Rights of Subrogation in Favor of the other Party and the other party's Group, and to name the other Party and the other Party's Group as Additional Insureds with deletion of "As Owner" and "Other Than Owner" limitation clauses.

*Endorsements* [redacted]
Chartered Vessel
Members of Crew
Collision Liability
Marine Contractual
Removal of "Other Than Owner" Limitation
Tower's Liability
In Rem

5. AIRCRAFT, FIXED OR ROTARY WING, IF APPLICABLE (Not Applicable)

*Endorsements* [redacted] [redacted]
Aircraft Liability
Passenger Liability
Property Damage Liability Hired Aircraft
Owned Aircraft
Non-Owned Aircraft

6. APPLICABLE TO ALL POLICIES

A. Additional Insureds

Company shall name Contractor and Contractor Group as additional insureds in each of Company's policies required under this Agreement, except Worker's Compensation; however, such extension of coverage shall be limited to any obligations for which Company has agreed to indemnify Contractor Group. Contractor shall name Company and Company Group as additional insureds in each of Contractor's policies required under this Agreement, except Worker's Compensation; however, such extension of coverage shall be limited to any obligations for which Contractor has agreed to indemnify Company Group.

B. Subrogation

All policies Contractor is required to maintain hereby shall be endorsed to provide that underwriters and insurance companies of Contractor shall not have any right of subrogation against Company or Company Group or its or their respective underwriters and insurance companies. All policies Company is required to maintain hereby shall be endorsed to provide that underwriters and insurance companies of Company shall not have any right of subrogation against Contractor or Contractor Group or its or their respective underwriters and insurance companies.

C. Certificates

Prior to commencing any operations or activities, Contractor shall furnish Certificates of Insurance to Company evidencing the insurance required hereunder, and, upon request, Company may examine true copies of the actual policies. The certificates shall provide that the insurance is in full force and effect and that it shall not be cancelled or materially changed without thirty (30) days prior written notice to Company. All certificates must contain reference to endorsements (i.e., additional insureds, waivers of subrogation, etc.) required herein.

D. Premium

All policies that Contractor is required to obtain hereunder shall be endorsed to provide that there will be no recourse against Company for payment of premium. All policies that Company is required to obtain hereunder shall be endorsed to provide that there will be no recourse against Contractor for payment of premium.

E. Subcontractor's Insurance

Contractor shall require all subcontractors to obtain, maintain, and keep in force during the time for which they are engaged in performing Work hereunder, adequate coverage and furnish Company acceptable evidence of such insurance upon request. All policies shall be endorsed to provide a waiver of subrogation in favor of Company and Company Group.

F. Limit of Liability

Unless otherwise provided by applicable law, these insurance provisions in no way affect the liability of the Contractor as stated elsewhere in this agreement.

G. Primary Insurance

It is hereby understood and agreed that any coverage provided to Company Group by Contractor's insurance under this Agreement is primary insurance and shall not be considered contributory insurance with any insurance policies of Company Group; however, Contractor's insurance shall not be primary with respect to any obligations for which Company has specifically agreed to indemnify Contractor Group. It is hereby understood and agreed that any coverage provided to Contractor Group by Company's insurance under this Agreement is primary insurance and shall not be considered contributory insurance with any insurance policies of Contractor Group; however, Company's insurance shall not be primary with respect to any obligations for which Contractor has specifically agreed to indemnify Company Group.

H. Deductibles

With respect to all policies that Contractor is required to obtain, any and all deductibles and self-insured retentions shall be assumed by, for the account of, and at Contractor's sole risk and obligation. With respect to all policies that Company is required to obtain, any and all deductibles and self-insured retentions shall be assumed by, for the account of, and at Company's sole risk and obligation.

EXHIBIT B

DIGITAL OILFIELD SET UP FORM

TO

COMMERCIAL OILFIELD SERVICES AGREEMENT

DATED JUNE 29, 2009

BETWEEN ECOSPHERE ENERGY SERVICES, INC.

AND SOUTHWESTERN ENERGY PRODUCTION COMPANY AND SEECO, INC.

PLEASE COMPLETE THE FOLLOWING INFORMATION. OUR THIRD PARTY PARTNER WILL CONTACT YOU TO BEGIN THE SETUP AND TRAINING ON THEIR SOFTWARE (DIGITAL OILFIELD) VIA A TELEPHONE CONVERSATION.

| | |
|---|---|
| • Company Name | ECOSPHERE ENERGY SERVICES, INC. |
| • Contact Name for Electronic Invoicing | [redacted] |
| • Contact Phone # | [redacted] |
| • Contact E-mail | [redacted] |
| • Vendor # | [redacted] |

Should you have any questions or need further information regarding electronic invoicing, please contact Katrina Blair via email at [redacted] or phone at [redacted].

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

Vendor # 333487
Agreement # 333487-001
Work Request # 333487-001-01

## WORK REQUEST

WHEREAS, Southwestern Energy Production Company & SEECO, Inc. (collectively "Company") and Ecosphere Energy Services, Inc. ("Contractor") have entered into that certain Commercial Oilfield Services Agreement dated June 29, 2009 ("Agreement");

WHEREAS, pursuant to the provisions of the Agreement Company desires to call upon Contractor to perform, and Contractor desires to accept, Work as more particularly described below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Contractor hereby agree as follows:

1. Any capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

2. This Work Request is subject to, governed by, and incorporates by reference the provisions of the Agreement. Notwithstanding the foregoing, to the limited extent that the provisions of this Work Request are in direct conflict with any terms of the Agreement, the terms of this Work Request shall control.

3. For a full description of the Work to be provided pursuant to this Work Request, as well as the terms and conditions under which such Work is to be perfomed by Contractor, please see attached Exhibit A to this Work Request.

Executed this _____ day of _______, 2009.

SOUTHWESTERN ENERGY PRODUCTION COMPANY AND SEECO, INC.

By: [redacted]

Name: [redacted]

Title: [redacted]

Date: [redacted]

ECOSPHERE ENERGY SERVICES, INC.

By: *Dennis McGuire*

Name: Dennis McGuire

Title: President

Date: July 8, 2009

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

EXHIBIT A

DESCRIPTION OF WORK

1. The Work. The Work provided hereunder includes processing, treatment and recycling services provided by Contractor involving the flowback of fracturing fluids used in connection with Company's natural gas production (the "Frac Fluids"), and all tasks described herein relating thereto. The purpose of the Work is to produce water for Company from the Frac Fluids that is, to Company's satisfaction, [redacted] ("Clean Water"). Subject to the other terms of this Work Request, at a time no sooner than [redacted] and no later than [redacted] after the execution of this Work Request, Contractor shall provide to Company, on an on-going basis and at a location to be agreed between the Parties, the services needed to process and recycle approximately [redacted] of Frac Fluids. At a time thereafter, on a date that is no sooner than [redacted] and no later than [redacted] after the execution of this Work Request, Contractor shall provide to Company, on an on-going basis and at a location to be agreed between the Parties, the services needed to process and recycle an additional approximately [redacted] of Frac Fluids (the "Second Stage Work"). Contractor shall supervise the mobilization and de-mobilization of the Equipment.

2. Control and Access. Contractor will operate all tanks, machinery, materials, or tools necessary for the performance and completion of the Work (the "Equipment"), and such Equipment shall remain under the control and supervision of Contractor at all times. Any Equipment is and shall remain the personal property of Contractor. Contractor may replace any Equipment being used to provide the Work with other Equipment that is functionally equivalent to the Equipment being replaced. The installation of any Equipment shall be supervised by Contractor, and installed Equipment shall be used by Contractor at the site specified in this Work Request and shall not be removed therefrom by Company or moved to another site without the prior written agreement of Contractor. In the event Company wants to change the site where the Work is performed, Contractor shall be responsible for supervision of disconnection of the Equipment from Company's wells and other equipment and connection of the Equipment to Company's wells and other equipment at the new site. [redacted] At any site where Work is performed hereunder, Company shall provide proper storage space in compliance with all applicable safety requirements and consistent with good industry practice.

3. Frac Fluids, Chemicals and Samples. Contractor and Company agree and acknowledge that at all times Company is and shall remain the sole owner of [redacted] ("Samples"), and (ii) any chemical used in connection with the Work or any waste or by-product produced as a result of the Work (collectively, "Chemicals"). [redacted]

4. Term. This Work Request shall have an initial term of [redacted] hereinafter the "Term"). The provisions of the Agreement concerning (a) early termination at Company's discretion or otherwise without cause shall not apply to this Work Request, and (b) suspension of the Work at Company's discretion or otherwise without cause shall not affect Company's payment and other obligations under this Work Request.

5. Contractor Responsibilities. Subject to the provisions of the Agreement and this Work Request, Contractor shall at all times during the Term be available to Company to perform the Work on an as-needed

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

basis. For the avoidance of doubt, "at all times" shall mean [redacted] hours a day for every day of the Term, and "on an as-needed basis" shall mean whenever requested or required by Company, as determined by Company in Company's sole discretion. In performing the Work, Contractor shall utilize the Equipment, which shall enable Contractor to be capable of processing, treating and recycling all volume of Frac Fluids delivered by Company to Contractor under the terms of this Work Request. For the avoidance of doubt, each tank that is part of the Equipment shall have a storage capacity of approximately [redacted] and a production rate of approximately [redacted] (each, a "Tank," with 12 Tanks being a "Set").

6. Company Responsibilities.

(a) Company shall deliver to Contractor for processing, or pay for even if not delivered, no less than [redacted] of Frac Fluids per month for each Set, provided, however, that should Company reasonably doubt that Contractor (i) is currently able to produce Clean Water or (ii) will be able to produce Clean Water in the near future, the obligation(s) of Company set forth in this Section 6(a) shall be suspended upon 10 days notice to Contractor, and shall remain suspended until Contractor can provide evidence necessary to satisfy Company's reasonable doubt. Under no circumstances shall Company be obligated to utilize the services of Contractor under this Work Request if Contractor is unable to produce Clean Water.

(b) Company, at its cost, expense and liability, shall supply and install lighting, power and ancillary site equipment and services reasonably requested by Contractor that are necessary to facilitate the Work.

7. Pricing and Billing.

(a) Contractor shall invoice Company on a job-by-job basis. Payment of each bill shall be due and payable in accordance with the Agreement.

(b) Company shall be charged on a volume basis for the Work provided under this Work Request as follows:

(i) [redacted]

(ii) [redacted]

(iii) [redacted]

(iv) [redacted]

(v) [redacted]

(vi) [redacted]

[redacted]

(c) [redacted]

8. Purchase Right.

(a) Company shall have the right ("Purchase Option") during any Exercise Period (as defined in Section 8(b) below) to purchase from Contractor all, but not less than all, of the Tanks included in the Equipment in exchange for (i) a purchase price (the "Purchase Price") equal to the [redacted]

Confidential Information has been redacted. The Confidential Information that has been redacted has been filed separately with the Commission.

[redacted] To exercise the Purchase Option, Company shall provide written notice to Contractor of its desire to do so. Subject to Section 8(c), Contractor and Company shall consummate the purchase and sale of the Tanks within 15 days after Contractor receives the notice described in the foregoing sentence [redacted] by (A) the payment by Company to Contractor of the Purchase Price and (B) the contemporaneous execution by Company and Contractor of (1) a bill of sale transferring such Tanks to Company and (2) a license agreement mutually agreeable to Company and Contractor pursuant to which Company shall pay Contractor the Usage Fee [redacted] (the "License Agreement"). Contractor and Company agree to negotiate in good faith the License Agreement during the 15-day period described in the preceding sentence. Such Tanks shall be purchased by Company on an "as is, where is" basis, and Contractor shall make no representations, warranties or covenants or provide any indemnities to Company with respect to the Tanks purchased by Company. From and after the date of such purchase, Contractor shall have no obligation to provide any Work associated with the equipment so purchased, other than as set forth in the License Agreement.

(b) The Exercise Periods [redacted] shall be determined as follows:

(i) The first Exercise Period shall be the 30-day period commencing upon the earlier to occur of (A) the [redacted] anniversary of the commencement of the Second Stage Work and (B) the date that Contractor, pursuant to this Work Request, has processed at least [redacted] of Frac Fluids per Set. [redacted]

(ii) The second Exercise Period shall be the 30-day period commencing upon the earlier to occur of (A) the [redacted] anniversary of the commencement of the Second Stage Work and (B) the date that Contractor, pursuant to this Work Request, has processed at least [redacted] of Frac Fluids per Set. [redacted]

(iii) The third Exercise Period shall be the 30-day period commencing upon the earlier to occur of (A) the [redacted] anniversary of the commencement of the Second Stage Work and (B) the date that Contractor, pursuant to this Work Request, has processed at least [redacted] of Frac Fluids per Set. [redacted]

(c) [redacted]

(d) Except with respect to any [redacted] obligations agreed in the License Agreement, all Work provided with respect to the Tanks purchased pursuant to this Section 8 shall automatically terminate upon the consummation of such purchase.